Exhibit 99.1

   Synlogic   DESIGNED FOR LIFE  SYNB1618Phase1/2a Clinical Trial Topline Data from PKU Patient CohortsJuly 15th, 2019

   SYNB1618 Potential to Address Unmet Need Across Patient Groups  360 mmol /L  Uncontrolled Adults  Partially Controlled Adults(Adults on Kuvanand/or low-Phe Diet)  Pediatric Patients (controlled / partially controlled) (Pediatric patients on Kuvan and / or low-Phe diet           Phe  Natural protein  Phe      Phe    Initial Focus

SYNB1618 Phase 1/2a Study Design


Part 1: Healthy Volunteers
Single Ascending Dose (SAD)
6 cohorts, N = 24
MTD
Multiple Ascending Dose (MAD)-
TID x 7 days
4 cohorts, N = 32
Presented in September 2018
Dose ID
Part 2: PKU Patients
Single Dose (SD)
N = 4
Dose Confirm
Multiple Dose (MD)
TID x 7 days
N =10
New Data

PKU Clinical Trial Design

- Randomized, double-blind placebo-controlled study at multiple sites in the US
- Primary outcome: establish safety/tolerability following single and multiple doses in HV and PKU patients
- Secondary outcome: SYNB1618 kinetics in feces
- Exploratory: change from baseline in plasma and urinary biomarkers of Phe metabolism

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| 3

 SYNB1618 Activity Biomarkers Indicate Significant Phe Consumption  Similar activity in HVs and PKU Patients

Modeling: Potential For Phe Reduction in PKU Patients



125
100
75
50
25
% Blood Phe lowering
TPP >30%
8-18%
11-26%
34-79%
57-131%
7x10^10
1x10^11
3x10^11
5x10^11
SYNB1618 Dose (CFU)

Ranges represent

- Low: PAL mechanism only (conservative)
- High: PAL + LAAD activity (estimates maximum with both pathways)

synlogic

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Upcoming Milestones and Path Forward  Established new solid formulation and manufacturing process Completed EPO1 interactions with FDA to align on program plans (clinical, manufacturing, toxicology) Completed Phase 1/2a study (healthy volunteers and PKU patients)Initiate bridging study with solid formulation in Q3 2019Phase 2 study in PKU patients to assess Phe lowering to start in 1H 2020

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